Exhibit 99(a)

News Release

5 Sarnowski Drive, Glenville, New York, 12302
(518) 377-3311 Fax:  (518) 381-3668

Subsidiary: Trustco Bank	NASDAQ -- TRST

Contact:	Kevin T. Timmons
Vice President/Treasurer
(518) 381-3607

TrustCo Announces the Retirement of Robert A. McCormick

Glenville, New York – February 18, 2016

TrustCo Bank Corp NY (the “Company”) (Nasdaq: TRST) announced that Robert A McCormick will retire from the Board of Directors of the Company and Trustco Bank when his current term expires at the Company’s Annual Meeting to be held on May 19, 2016.  Mr. McCormick joined the Company’s predecessor, Schenectady Trust, in 1977, at which point the company had 12 branches and assets of $210 million.  Today, the company has 145 branches and assets of $4.7 billion.

Mr. McCormick served as President and Chief Executive Officer of the Company from 1984 until his retirement in 2002, and has subsequently been a key member of the Board, including Chairman through 2008.  The dramatic expansion that occurred since 1977 was driven by Mr. McCormick’s long term vision for the Company, his hands-on execution of the strategies designed to achieve this vision and his pervasive enthusiasm for all aspects of the business.  Included in the Company’s growth was the expansion of the branch network in Upstate New York to a total of 64 offices, an additional 30 branches in Downstate New York, New Jersey and Massachusetts, and the creation of a 51 branch network of offices in Central Florida.  The growth of the Company’s capital base occurred despite internally funding the expansion program and an aggressive payout of dividends to shareholders.  Just since 2000, the Company has paid out dividends of $545 million to shareholders as a result of consistent, solid profitability and the long standing policy of returning unneeded capital to shareholders.

The Company’s current size, financial strength and extensive branch network are testament to Mr. McCormick’s leadership, and he will leave the Board well-positioned for the future upon his retirement.

TrustCo Bank Corp NY is a $4.7 billion savings and loan holding company and through its subsidiary, Trustco Bank, operated 145 offices in New York, New Jersey, Vermont, Massachusetts, and Florida.

In addition, the Bank’s Financial Services Department offers a full range of investment services, retirement planning and trust and estate administration services. The common shares of TrustCo are traded on the NASDAQ Global Select Market under the symbol TRST.

Safe Harbor Statement
All statements in this news release that are not historical are forward-looking statements within the meaning of the Securities Exchange Act of 1934, as amended.  Forward-looking statements can be identified by words such as "anticipate," "intend," "plan," "goal," "seek," "believe," "project," "estimate," "expect," "strategy," "future," "likely," "may," "should," "will" and similar references to future periods. Such forward-looking statements are subject to factors that could cause actual results to differ materially for TrustCo from those discussed. TrustCo wishes to caution readers not to place undue reliance on any such forward-looking statements, which speak only as of the date made. The following important factors, among others, in some cases have affected and in the future could affect TrustCo’s actual results and could cause TrustCo’s actual financial performance to differ materially from that expressed in any forward-looking statement:  our ability to continue to originate a significant volume of one-to-four family mortgage loans in our market areas; our ability to continue to maintain noninterest expense and other overhead costs at reasonable levels relative to income; our ability to comply with the supervisory agreement entered into with Trustco Bank’s regulator and potential regulatory actions if we fail to comply; restrictions or conditions imposed by our regulators on our operations that may make it more difficult for us to achieve our goals; the future earnings and capital levels of Trustco Bank and the continued ability of Trustco Bank under regulatory rules and the supervisory agreement to distribute capital to TrustCo, which could affect our ability to pay dividends; results of examinations of Trustco Bank and TrustCo by our respective regulators; our ability to make accurate assumptions and judgments regarding the credit risks associated with lending and investing activities; the effect of changes in financial services laws and regulations and the impact of other governmental initiatives affecting the financial services industry; the effects of, and changes in, trade, monetary and fiscal policies and laws, including interest rate policies of the Federal Reserve Board, inflation, interest rates, market and monetary fluctuations; the perceived overall value of our products and services by users, including in comparison to competitors’ products and services and the willingness of current and prospective customers to substitute competitors’ products and services for our products and services; real estate and collateral values; changes in accounting policies and practices, as may be adopted by the bank regulatory agencies, the FASB or PCAOB; changes in local market areas and general business and economic trends, as well as changes in consumer spending and saving habits; our success at managing the risks involved in the foregoing and managing our business; and other risks and uncertainties under the heading “Risk Factors” in our most recent annual report on Form 10-K, as amended, and, if any, in our subsequent quarterly reports on Form 10-Q or other securities filings.